UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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CRIMSON EXPLORATION INC.

(Name of Registrant as Specified In Its Charter)

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CRIMSON EXPLORATION INC.

717 Texas Avenue, Suite 2900

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2009

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Crimson Exploration Inc. will be held on Friday, June 5, 2009 at 9:30 a.m. CDT, at the Company’s offices located at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, (713) 236-7400, for the following purposes:

(1)	To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.
(2)	To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2009.
(3)	To consider and act upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

The close of business on April 9, 2009 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournments or postponement thereof. For at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open to any stockholder’s examination during ordinary business hours at our offices at 717 Texas Avenue, Suite 2900, Houston, Texas 77002.

A proxy for the meeting and a proxy statement with information concerning the matters to be acted upon is enclosed herewith.

By Order of the Board of Directors

/s/ Allan D. Keel
Allan D. Keel
President and Chief Executive Officer

Houston, Texas

April 30, 2009

Your vote is important no matter how large or small your holdings may be. If you do not expect to be present at the meeting in person, you are urged to immediately complete, date, sign, detach and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. In the alternative, you may elect to vote by internet or by phone by following the instructions set forth in the enclosed proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 5, 2009.

The proxy statement is available at www.proxyvote.com.

CRIMSON EXPLORATION INC.

717 Texas Avenue, Suite 2900

Houston, Texas 77002

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2009

The Board of Directors (the “Board”) of Crimson Exploration Inc. (the “Company” or “Crimson”) is furnishing this proxy statement to stockholders beginning on or about April 30, 2009 in connection with a solicitation of proxies for use at the annual meeting of stockholders to be held on Friday, June 5, 2009, at 9:30 a.m. CDT, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, (713) 236-7400, and at all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

All shares represented by a valid proxy, properly executed, duly returned to us and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) FOR the nominees for election as directors named herein under “Election of Directors”, and (ii) FOR the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent accountants for the fiscal year ending December 31, 2009, and at the discretion of the person named as proxy with regard to any other matter that may properly come before the Annual Meeting.

Executing a proxy given in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time by giving written notice thereof to Crimson Exploration Inc., 717 Texas Avenue, Suite 2900, Houston, Texas 77002, Attention: Stephen W. Schoppe, Assistant Secretary. You may revoke your proxy at any time prior to your shares of stock having been voted at the Annual Meeting by attending the meeting in person and notifying the Assistant Secretary of your desire to revoke your proxy.

RECORD DATE AND VOTING SECURITIES

The record date for determining the stockholders entitled to vote at the Annual Meeting is the close of business on April 9, 2009 (the “Record Date”). On that date, 5,810,012 shares of our Common Stock, par value $.001 per share (“Common Stock”), were outstanding and entitled to vote. In deciding all questions and other matters, a holder of Common Stock on the Record Date may cast one vote for each share of Common Stock registered in his or her name. Shares of our Series G Convertible Preferred Stock, par value $.01 per share (the “Series G Preferred Stock”), and shares of our Series H Convertible Preferred Stock, par value $.01 per share (the “Series H Preferred Stock”), may vote on an “as-converted” basis with the Common Stock with respect to matters on which approval of our stockholders may be required. However, with

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respect to the election of directors, the Series G Preferred Stock is entitled to elect a majority of our directors, but not the remaining directors, whom the holders of the Common Stock and Series H Preferred Stock are entitled to elect. On the Record Date, 80,500 shares of Series G Preferred Stock, representing the voting power of 6,188,135 shares of Common Stock, and 2,100 shares of Series H Preferred Stock, representing the voting power of 300,000 shares of Common Stock, were outstanding.

A majority of our capital stock’s voting power is held by one investor and by our management. See “Security Ownership of Certain Beneficial Owners and Management.”

QUORUM AND VOTING

To be validly approved by the stockholders, two of the director nominees (as indicated in Proposal No. 1) must be elected by a plurality of votes cast by holders of the Common Stock and Series H Preferred Stock entitled to vote at the Annual Meeting; the remaining three director nominees (as indicated in Proposal No. 1) must be elected by a majority of votes cast by holders of the Series G Preferred Stock entitled to vote at the Annual Meeting. The proposal to ratify our appointment of Grant Thornton for the fiscal year ended December 31, 2009 must be approved by the affirmative vote of a majority of votes cast on the proposal with respect to shares of Common Stock, Series G Preferred Stock and Series H Preferred Stock. Each share of Common Stock is entitled to one vote per share. Each share of Series G Preferred Stock votes on an “as-converted” basis with the Common Stock on Proposal No. 2 – the ratification of Grant Thornton as our independent accountants for the fiscal year ending December 31, 2009. With respect to Proposal No. 1 regarding the election of directors, each share of Series G Preferred Stock is not entitled to vote except as a separate class for the three Series G Preferred Stock director nominees (as indicated in Proposal No. 1), in which case each share is entitled to one vote. The Series G Preferred Stock currently has a conversion price of $9.00 a share; on a fully converted basis the 80,500 shares of Series G Preferred Stock (including accrued and unpaid dividends to March 31, 2009) would convert into 6,188,135 shares of Common Stock. Each share of Series H Preferred Stock votes on an “as-converted” basis with the Common Stock on the proposals described in this statement. The Series H Preferred Stock currently has a conversion price of $3.50 a share; on a fully converted basis the 2,100 shares of Series H Preferred Stock would convert into 300,000 shares of Common Stock.

Only votes cast “FOR” a matter constitute affirmative votes. Accordingly, votes “withheld” or abstaining from voting will not affect the outcome of either the election of directors or the proposal to ratify the appointment of Grant Thornton. A majority of the issued and outstanding shares of Common Stock, Series G Preferred Stock and Series H Preferred Stock (on an “as-converted” basis) are necessary to constitute a quorum to transact business. Each share represented at the Annual Meeting in person or by Proxy will be counted towards a quorum. Votes “withheld” or “abstaining” from voting will be counted for quorum purposes.

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Proposal 1

Election of Directors

The Board consists of five directors, a majority of which the Series G Preferred Stock, voting as a class, is entitled to elect. The two director nominees indicated below which the holders of the Common Stock and Series H Preferred Stock are entitled to vote on as a single class (the “Common/Series H Nominees”) have been nominated by the Board for re-election to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The three director nominees indicated below which the holders of the Series G Preferred Stock are entitled to vote on as a class (the “Series G Nominees”; cumulatively, the “Nominees”) have been nominated by the Board members elected by holders of the Series G Preferred Stock at our last annual meeting for re-election to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

It is expected that the five Nominees named below will be able to accept such nominations. If any Nominee for any reason is unable or is unwilling to serve at the time of the Annual Meeting, the Proxy holder may vote the Proxy for a substitute nominee or nominees to the extent such holder is entitled to vote on such nominee. The following sets forth information as to the five Nominees for election at the Annual Meeting, including their ages, present principal occupations, business experience, and directorships in other publicly-held companies.

THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

DIRECTORS AND NOMINEES

SERIES G NOMINEES

Name	Age	Position	Year First Elected Director
Allan D. Keel	49	President, Chief Executive Officer and Director	2005
B. James Ford	40	Director	2005
Adam C. Pierce	30	Director	2008

COMMON/SERIES H NOMINEES

Name	Age	Position	Year First Elected Director
Lee B. Backsen	68	Director	2005
Lon McCain	61	Director	2005

Allan D. Keel was appointed Chief Executive Officer and President and joined the Company’s Board on February 28, 2005. Before joining Crimson, Mr. Keel was Vice President/General Manager of Westport Resources, Houston office, during 2004. In this role he was responsible for its Gulf of Mexico operations including acquisitions, development and

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exploration. In 2003, Mr. Keel served as a consultant to both domestic and international companies in building their presence in the Gulf of Mexico. From mid-2000 until mid-2001, Mr. Keel served as a Vice President at Enron Energy Finance where he worked on private equity transactions and volumetric production payments. From mid-2001 through 2002, Mr. Keel served as President and CEO of Mariner Energy Company (“Mariner”), a majority owned affiliate of Enron. Subsequent to Enron’s bankruptcy and its decision to sell Mariner, Mr. Keel partnered with Oaktree Capital Management, LLC (predecessor to Oaktree Capital Management, LP Principal Group) in an effort to acquire Mariner. From 1996 until mid-2000, Mr. Keel was Vice President/General Manager for Westport Resources, where he built the Gulf of Mexico division from the grassroots. From 1984 to 1996, Mr. Keel was with Energen Resources where he directed the company’s exploration, joint venture and acquisition activities. Mr. Keel was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC, an affiliate of Oaktree Capital Management, LP Principal Group (“Oaktree”). He received a Bachelor of Science degree and a Master of Science degree in Geology from the University of Alabama and a Masters of Business Administration degree from the Owen School of Management at Vanderbilt University.

B. James Ford became a member of the Company’s Board on February 28, 2005. Mr. Ford is a Managing Director of Oaktree. Before joining Oaktree Capital Management LLC in June 1996, Mr. Ford was a consultant with McKinsey & Co., and a financial analyst in the Investment Banking Department of PaineWebber Incorporated. He currently serves as a director of EXCO Resources, Inc. and on the board of directors of several other privately-held companies in which Oaktree has invested. Mr. Ford was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC, an affiliate of Oaktree. Mr. Ford earned a Bachelor of Arts degree in Economics from the University of California at Los Angeles and a Masters of Business Administration degree from the Stanford University Graduate School of Business.

Adam C. Pierce was appointed to the Company’s Board on January 24, 2008, upon the resignation of Mr. Skardon F. Baker. Mr. Pierce is a Vice President of Oaktree. Prior to joining Oaktree in 2003, he was an investment banker with J.P. Morgan Chase & Company. Prior to joining J.P. Morgan Chase & Co., Mr. Pierce worked for Goldman Sachs. Mr. Pierce serves on the board of directors for several privately-held companies in which Oaktree has invested. Mr. Pierce was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC, an affiliate of Oaktree. Mr. Pierce received a Bachelor of Arts degree in Economics with a focus on Business Administration from Vanderbilt University.

Lee B. Backsen became a member of the Company’s Board on June 1, 2005. Mr. Backsen is an oil and gas exploration consultant with over 35 years experience in the industry holding senior exploration management positions with Burlington Resources Inc., UMC Petroleum Corporation, General Atlantic Gulf Coast Inc., Kerr-McGee Corporation, Pelto Oil Company, Spectrum Oil and Gas Company and Shell Oil Company. From 2004 to 2008, Mr. Backsen was Vice President – Exploration for Andex Resources, LLC, a private oil and gas producing company, and was responsible for sourcing exploration joint ventures. From 2000 to 2004, Mr. Backsen was a consulting geologist for Continental Land & Fur Co., Inc. and Grant Geophysical, Inc., for whom he screened exploratory prospects in the Texas and Louisiana Gulf

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Coast Basins. Mr. Backsen earned a Bachelor of Science degree and Masters of Science degree in Geology from Iowa State University.

Lon McCain became a member of the Company’s Board on June 1, 2005. Mr. McCain was Vice President, Treasurer and Chief Financial Officer of Westport Resources Corporation, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr-McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of Transzap Inc., Cheniere Energy Partners L.P. and Continental Resources Inc. Mr. McCain was an Adjunct Professor of Finance at the Daniels College of Business of the University of Denver from 1982 to 2004. Mr. McCain received a Bachelor of Science degree in Business Administration and a Masters of Business Administration/Finance from the University of Denver.

Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified. The Board held six meetings during 2008. No director during the last fiscal year attended fewer than 75% of the total number of meetings of the Board and committees on which that director served.

Stockholders desiring to communicate with the Board may do so by mail addressed as follows: Board of Directors, Crimson Exploration Inc., 717 Texas Avenue, Suite 2900, Houston, Texas 77002. We believe our responsiveness to stockholder communications to the Board has been excellent.

The Company encourages, but does not require, directors to attend annual meetings of stockholders. At the Company’s 2008 stockholder meeting, all members of the Board at the time of the meeting attended.

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BOARD MEETINGS AND COMMITTEES

Our Board has established an Audit Committee and a Compensation Committee. Although our Board has not made a formal determination on the matter, under current NASDAQ listing standards (which we are not currently subject to), we believe that Lee B. Backsen, Lon McCain, B. James Ford and Adam C. Pierce may be considered independent directors including, with respect to Mr. McCain, under applicable standards for Audit Committee members. Because of his employment with us, Allan D. Keel would not be considered independent.

The Audit Committee was established to review and appraise the audit efforts of our independent accountants, and monitor our accounts, procedures and internal controls. During 2008, the Audit Committee consisted of Mr. McCain and Mr. Pierce. Mr. Pierce replaced Mr. Skarden F. Baker, who served on the Audit Committee until his resignation from the Board on January 24, 2008. The Audit Committee met four times in 2008. The Board has determined that Mr. McCain is an “audit committee financial expert” as defined under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Our Audit Committee has adopted a charter which is posted on our website www.crimsonexploration.com under “Corporate Governance.”

The function of the Compensation Committee is to recommend for approval by the Board the annual salaries and other compensation for our executive officers and key employees. Our Compensation Committee consists of Messrs. Ford and Backsen. The committee met three times in 2008. Our Compensation Committee has adopted a written charter which is posted on our website www.crimsonexploration.com under “Corporate Governance.” The Compensation Committee has the following authority and responsibilities:

•	To establish and review our overall compensation philosophy;
•

To review and approve corporate goals and objectives relevant to our executive officers’ compensation, evaluate the performance of such officers and recommend for approval by the Board, the benefits, direct and indirect, of our executive officers based on this evaluation;

•	To review and recommend to the Board for approval all our equity compensation plans that are not otherwise subject to the approval of the stockholders;
•	To review and make recommendations to the Board for approval of all equity awards;
•	To review and monitor all employee pension, profit-sharing and benefit plans, if any; and
•	To make recommendations to the Board with regard to our compensation and benefit programs and practices for all employees.

While the Compensation Committee is not prohibited from delegating its functions, the Compensation Committee has not done so in the past, although it may consider senior

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management’s recommendations regarding appropriate compensation for members of management reporting to them, as discussed under “Compensation Discussion and Analysis” below.

The Board does not have a Nominating Committee. We believe that the entire Board is able to fulfill the functions of a Nominating Committee. In any event, the directors elected solely by the Series G Preferred Stock, constituting a majority of directors, are entitled to nominate the directors to be elected by the holders of the Series G Preferred Stock or, if there are no such directors, holders of a majority of the Series G Preferred Stock may nominate the nominees for election as such directors, and the following discussion is so qualified by the rights of the holders of the Series G Preferred Stock and their elected directors. We do not have a charter addressing director nominations.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics. The Board also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

The Board does not have a formal process for identifying and evaluating nominees for directors. Instead, it uses its network of contacts to identify potential candidates. The Board will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board will meet to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to the Board by majority vote, subject to the rights of the holders of the Series G Preferred Stock and their elected directors to nominate and elect a majority of directors.

The Board has not established procedures for considering nominees recommended by stockholders.

We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it has been posted on our website: www.crimsonexploration.com.

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EXECUTIVE OFFICERS

The following table sets forth information on our executive officers, except for Allan D. Keel whose information is included with the above information regarding the Company’s directors:

Name	Age	Position	Year First Elected Officer
E. Joseph Grady	56	Senior Vice President and Chief Financial Officer	2005
Tracy Price	50	Senior Vice President – Land/Business Development	2005
Thomas H. Atkins	50	Senior Vice President – Exploration	2005
Jay S. Mengle	55	Senior Vice President – Operations and Engineering	2005

E. Joseph Grady was appointed Senior Vice President and Chief Financial Officer on February 28, 2005. Mr. Grady is managing director of Vision Fund Advisors, Inc., a financial advisory firm he co-founded in 2001, and serves as an advisor to the board for the firm’s privately-held investment and advisory clients. Mr. Grady has over 30 years of financial, operational and administrative experience, including over 20 years in the oil and gas industry. He was formerly Senior Vice President – Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004, Vice President-Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001 and held various financial management positions with Pelto Oil Company from 1980 to 1990, including Vice President-Finance from 1988 to 1990. Mr. Grady received a Bachelor of Science degree in Accounting from Louisiana State University.

Tracy Price was appointed Senior Vice President – Land/Business Development on April 1, 2005. Mr. Price joined the Company after serving as the Senior Vice President- Land/Business Development for The Houston Exploration Company from 2001 until joining the Company. Prior to his tenure at The Houston Exploration Company, Mr. Price served as Manager of Land and Business Development for Newfield Exploration Company between 1990 and 2001. From 1986 to 1990 Mr. Price was Land Manager for Apache Corporation. Prior to Apache, Mr. Price served in similar land management capacities at Challenger Minerals Inc. and Phillips Petroleum Company. Mr. Price received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas.

Thomas H. Atkins was appointed Senior Vice President – Exploration on April 1, 2005. Mr. Atkins joined the Company after serving as the General Manager – Gulf of Mexico for Newfield Exploration Company where he was employed from 1998 until joining the Company. Prior to his tenure at Newfield, Mr. Atkins served in various exploration capacities with EOG Resources and its predecessor companies from 1984 to 1998, including prospect generator, development geologist and finally as Exploration Manager. Mr. Atkins also worked at the Superior Oil Company from 1981 through 1984. Mr. Atkins received a Bachelor of Science degree in Geology from the University of Oklahoma.

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Jay S. Mengle was appointed Senior Vice President – Operations and Engineering on April 1, 2005, after serving as the Shelf Asset Manager – Gulf of Mexico for Kerr-McGee Corporation subsequent to its 2004 merger with Westport Resources. Mr. Mengle was with Westport Resources from 1998 to 2004, where he started Westport’s Gulf Coast/Gulf of Mexico drilling and production operations. Prior to joining Westport, Mr. Mengle also served in various drilling, production and marketing management capacities at Norcen Energy Resources, Kirby Exploration and Mobil Oil Corp. Mr. Mengle received his Bachelor of Science degree in Petroleum Engineering from the University of Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table, whom we refer to in this Compensation Discussion and Analysis as our “named executive officers.”

Name	Principal Position

Allan D. Keel	Chief Executive Officer and President
E. Joseph Grady	Senior Vice President and Chief Financial Officer
Tracy Price	Senior Vice President – Land/Business Development
Jay S. Mengle	Senior Vice President – Operations and Engineering
Thomas H. Atkins	Senior Vice President – Exploration

  Objectives and Philosophy of Our Executive Compensation Program

Due to an aging of the industry employee base, and a shortage of new entrants into the industry, competition for high-caliber personnel experienced in the oil and gas industry has become very intense. Accordingly, the objective of our compensation program is to establish a competitive compensation program with appropriate compensation packages for the wide variety of duties performed by our named executive officers. In addition, we have sought to establish a

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competitive compensation program that motivates our executive officers to enhance long-term stockholder value.

Recognizing that attracting, retaining and motivating our executive officers to successfully perform demanding roles is critical to meeting our strategic business and financial goals, our compensation philosophy is that the compensation paid to our executive officers should be directly and materially linked to our achievement of our specific annual, long-term and strategic goals and to each officer’s individual contribution to the attainment of those goals. We believe our overall compensation strategy of offering a balanced combination of annual and long-term compensation to our executive officers based upon corporate and individual performance helps maximize stockholder return.

To achieve these objectives, we have historically evaluated the compensation paid to our executive officers based upon the following factors:

•	the appropriate mix of salary, cash incentives and equity incentives;
•	company growth and financial and operational performance, as well as individual performance; and
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market analysis of the compensation packages of our executive officers compared to the compensation packages of executive officers at other oil and gas industry companies that are similar to ours in their operations, among other factors.

Except as otherwise noted below, we do not assign relative weights or rankings to these factors. Instead, the Compensation Committee makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Setting Executive Compensation

On behalf of our Board, the Compensation Committee reviews, evaluates and approves all compensation for our executive officers, including our compensation philosophy, policies and plans. Our Chief Executive Officer and Chief Financial Officer also play important roles in the executive compensation process; however, all final decisions regarding executive compensation remain with the Compensation Committee or our Board.

The Compensation Committee did not retain independent compensation consultants to assist it in evaluating executive compensation matters for fiscal years 2006 or 2007. Instead, the Compensation Committee made comparisons of our executive compensation program to the compensation paid to executives of other companies within the oil and gas industry. Energy industry compensation surveys from Effective Compensation Inc. (“ECI”) were used. ECI surveys were utilized as they are specific to the energy industry and derive their data from direct contributions from a large number of participating companies that we consider to be our peers. The ECI surveys compile data from most companies that we currently consider to be in our peer group, as well as companies somewhat larger than us but with which we compete for talent. The surveys were used to compare our executive compensation program against companies (the

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“Peer Group”) that have comparable market capitalization, revenues, capital expenditure budgets, geographic focus and number of employees.

With respect to compensation decisions made in 2008, the selected Peer Group for 2008 included Swift Energy Company, Comstock Resources, Inc., Continental Resources, Inc., Energy XXI, PetroQuest Energy, Inc., Concho Resources, Inc., Callon Petroleum Company, Delta Petroleum Corp., Edge Petroleum Corp., Goodrich Petroleum Corporation, Dune Energy, Inc. and Gastar Exploration Limited. The Compensation Committee regularly reviews and refines the Peer Group as appropriate. When we refer to “peers,” “peer group” or “peer companies” or similar phrases, we are referring to this list of companies, as it may be updated by the Compensation Committee from time to time.

In January 2008, the Compensation Committee retained Longnecker & Associates, an experienced compensation consulting firm that specializes in the energy industry and that has access to national compensation surveys and our compensation information, to conduct a company-wide review of our compensation policies and programs to determine our level of competitiveness in the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees. The results of that review, as well as the latest ECI surveys using data from the selected Peer Group, were utilized by the Compensation Committee in determining and modifying the executive compensation levels for fiscal 2008. The Compensation Committee determined that no changes to executive compensation levels were necessary for fiscal 2009.

Elements of Our Executive Compensation Program

General

The principal components of our executive compensation program include:

•	base salary;
•	performance-based cash incentive compensation;
•	discretionary cash incentive compensation;
•	long-term equity-based incentive compensation;
•	overriding royalty interest plan compensation;
•	severance benefits; and
•	other benefits.

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Base Salary

We provide base salaries to our executive officers to compensate them for services rendered during the year at levels that we believe are competitive in the oil and gas industry and that are designed to allow us to attract, motivate and retain executive officers. Base salaries are a major component of the total annual cash compensation paid to our executive officers and are reviewed annually by the Compensation Committee. Base salary determinations are made by the Board taking into consideration salary recommendations from the Compensation Committee. The Compensation Committee will consider senior management’s recommendations as to appropriate compensation for members of management reporting to them.

All of our executive officers are subject to employment agreements that provide for a fixed base salary. These salaries were determined after taking into account many factors, including:

•	the historic salary structure within our company;
•	the responsibilities of the officer;
•	the scope, level of expertise and experience required for the officer’s position;
•	the strategic impact of the officer’s position;
•	the potential future contribution and demonstrated individual performance of the officer; and
•	salaries paid for comparable positions at similarly-situated companies.

At the time the employment agreements were entered into, we set base salaries at the base salary comparables at or near the 50th percentile of salaries of comparable executive officers of what we considered our peer group of companies. After a consideration of the factors described above, we did not increase the base salary levels of our named executive officers during fiscal 2006 or 2007. Subsequent changes to those initial salaries were made after consideration of our performance, individual performance and competitive salaries prevalent in the oil and gas industry. In early 2008, our Board, based on the recommendation of the Compensation Committee, approved increases to the annual base salaries of the named executive officers as follows:

Name	Former Base Salary	New Base Salary
Allan D. Keel	$240,000	$370,000
E. Joseph Grady	$220,000	$340,000
Jay S. Mengle	$180,000	$220,000
Thomas H. Atkins	$180,000	$200,000
Tracy Price	$185,000	$200,000

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In addition, in 2008 our Board approved and we entered into amended and restated employment agreements with our named executive officers to reflect these base salary increases and to, among other things, modify provisions relating to the federal income tax treatment of certain arrangements in order to meet the December 31, 2008 deadline for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), reflect other market-based changes in compensation approved in early 2008 by the Compensation Committee and provide for new terms of the agreements, since the initial terms of the existing employment agreements expired. See “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table – Employment Agreements.”

Performance-Based Cash Incentive Compensation

All of our employees, including our named executive officers, are eligible to participate in an annual, performance-based cash incentive compensation plan that is designed to reward employees on the basis of our company attaining pre-determined performance measures.

The Compensation Committee annually approves the quantitative performance goals for five separate categories under the plan, usually within the first two months of the plan year. The categories are reviewed annually by the Compensation Committee with input from our executive officers and adjusted, as needed, in order to reflect our current structure and operations. For fiscal 2007 and 2008, the categories consisted of the following:

•	Oil and Gas Production Levels (“Production”). The Production goal is based on targeted performance levels for the fiscal year.
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Earnings Before Interest, Taxes, Depreciation, Amortization and Exploration Expenses (“EBITDAX”). EBITDAX is a non-GAAP measure we use as an approximation of cash flow from operations before tax. Our definition of EBITDAX may differ from that of other companies and excludes Exploration (“Geological & Geophysical”) expenses, Exploration Dry Hole Costs (“DHC”) and other non-cash charges normally considered expenses by oil and gas companies utilizing successful efforts method of accounting.

•

Replacement of Oil and Natural Gas Reserves Depleted by Production (“Reserve Replacement”). Reserve Replacement is a measure of our ability to replace oil and gas reserves over and above equivalent reserves depleted by oil and gas production during the fiscal year.

•

Finding and Development Costs (“F&DC”). F&DC measures the cost to locate prospects, acquire production rights, drill and complete wells and install or construct production equipment and facilities per equivalent unit of proved reserves added ($/Mcfe) during the fiscal year, inclusive of revisions of prior year reserve estimates.

•

Return on Invested Capital (“ROIC”). ROIC is a measure of earnings before taxes (but excludes certain expenses, including exploration costs and dry hole costs, Statement of Financial Accounting Standards Board No. 123 (revised

13

2004), “Share Based Payment” (“FAS 123R”) expenses, gains/losses from mark to market accounting on derivatives and gains/losses from asset impairment), divided by average stockholders’ equity for the year (consisting of the par value of our preferred stock and Common Stock plus additional paid-in capital).

Each performance category was selected based on the Compensation Committee’s belief that it most accurately measures our corporate performance in relation to comparable oil and gas companies within our peer group.

Each year, the Compensation Committee establishes the “minimum,” “target” and “maximum” performance levels for each of the five performance categories and their appropriate weighting. For each executive officer, the Compensation Committee determines the appropriate percentage allocation to be assigned for each category. In most cases, when determining an executive officer’s bonus, the Compensation Committee gives equal weight to each category except when a particular performance category bears a more direct relationship to the executive officer’s areas of responsibility, in which case a particular performance category may be more heavily weighted. The weighting for each named executive officer for fiscal 2007 for each of the five categories was as follows:

Category	Mr. Keel	Mr. Grady	Mr. Price	Mr. Mengle	Mr. Atkins
Production	20%	20%	20%	30%	10%
EBITDAX	20%	20%	20%	20%	10%
Reserve Replacement	20%	20%	20%	20%	35%
F&DC	20%	20%	20%	20%	35%
ROIC	20%	20%	20%	10%	10%

For fiscal 2008, the Compensation Committee determined weights to be assigned to each performance category, based on the importance of each category to our overall success, and applied to each executive officer equally. The weighting assigned to each performance category applicable to Messrs. Mengle and Atkins was modified for fiscal 2008 in order to better reflect the overall contribution of these officers to the performance goals of the Company for 2008. The weighting for each named executive officer for fiscal 2008 for each of the five categories is as follows:

Category	Fiscal 2008
Production	20%
EBITDAX	20%
Reserve Replacement	20%
F&DC	20%
ROIC	20%

Should our financial and operating results meet or exceed either the pre-determined “minimum,” “target” and “maximum” values assigned a particular performance category (with linear interpolations between each level), then each executive officer is paid an annual bonus that is a percentage of their annual salary. The Compensation Committee retains the right to make what it determines to be appropriate adjustments to actual results for the year, to the extent it

14

believes that adjustments are warranted. For example, in determining the actual level of EBITDAX and ROIC for a particular year, it may exclude the effects of certain non-cash income/expense items such as the mark to market benefit/charge to our results of operations required by Statement of Financial Accounting Standards 133, non-cash charges to our results of operations related to FAS 123R for stock options or the variance in EBITDAX and ROIC caused by the variance in realized oil and gas prices compared to those incorporated into the performance goals (since prices are largely not within management’s control).

For fiscal 2007, the Compensation Committee established the target bonus percentage for each executive officer after taking into account the importance of the position held by that officer to us achieving our performance goals during the year as well as published compensation surveys. The actual percentage of annual salary that was paid as an annual cash incentive bonus for 2007 ranged from 20% to 100% of the annual salaries for Messrs. Keel and Grady and from 20% to 70% of the annual salaries for Messrs. Price, Mengle and Atkins. The maximum values were originally determined at the time we entered into the employment agreements with each executive officer.

For fiscal 2008, as part of our compensation review process, the Compensation Committee in mid-2008 revised the target bonus percentage for each executive officer after taking into account Longnecker & Associates’ data and suggestions. As a result of this revision, the actual percentage of annual salary to be potentially paid as an annual cash incentive bonus for 2008 ranged from 50% to 120% of the annual salaries for Messrs. Keel and Grady and from 40% to 100% of the annual salaries for Messrs. Price, Mengle and Atkins. This adjustment was made so that our Performance-Based Cash Incentive Compensation Plan would be more in line with performance-based incentive plans offered to the executive officers of companies we consider to be in our peer group in our industry.

The actual percentage of annual salary potentially paid to an executive officer as a bonus is dependent upon the extent to which we meet or exceed our pre-determined performance goals. Payment of annual cash incentive bonuses to our executive officers is not guaranteed and is based upon our actual performance during the fiscal year, including meeting at least the “minimum” performance targets we set. Bonuses are typically paid out in cash during the first quarter of the year following the fiscal year in which they are earned, at the discretion of the Compensation Committee.

The Compensation Committee established the “minimum,” “target” and “maximum” performance levels (with linear interpolations between each level) for fiscal 2008 as follows:

•

The “minimum” level is equal to 80% of the “target” level of performance goal and is the level at which payout under the plan begins for the applicable performance measure. If the actual performance level for a measure is below the minimum level, no payout occurs with respect to that measure.

•	The “target” level is that at which 100% of the applicable performance goal is attained, and represents the expected payout level.

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•	The “maximum” level is that at which 120% of the applicable “target” performance goal is attained.

After giving consideration to past Company performance and peer performance, the Compensation Committee set these performance levels so that the attainment of the targets is not assured and requires significant effort by our executives.

The Compensation Committee adjusted the “minimum”, “target” and “maximum” performance levels from 40%, 100% and 115% for 2007, respectively, to the current levels for 2008 because the prior performance levels were not reflective of competitive incentive compensation levels offered by the Company’s industry peer group companies.  For 2007, the actual payouts of performance-based cash incentive compensation to each of our named executive officers were as follows:

Name	2007 Base Salary	2007 Performance-Based Cash Incentive Compensation
Allan D. Keel	$240,000	$106,000
E. Joseph Grady	$220,000	$97,000
Tracy Price	$185,000	$65,000
Jay S. Mengle	$180,000	$43,000
Tommy H. Atkins	$180,000	$70,000

For fiscal 2008, as part of our compensation review process, our Board, upon the recommendation of our Compensation Committee revised the “minimum,” “target” and “maximum” performance levels (with linear interpolations between each level) as that at which 80%, 100% and 120% of the expected applicable “target” performance goal for each measure will occur, respectively.

In 2008, in recognition of the Company’s low stock price, the Company's strategy of conserving cash to pay down debt during this low commodity price environment and the negative reserve revisions at the end of 2008, the Company’s executives voluntarily waived the performance-based cash incentive compensation to which they were entitled under the plan for the 2008 fiscal year.

If the Company’s executives had not voluntarily waived the performance-based cash incentive compensation to which they were entitled under the plan for the 2008 fiscal year, each executive’s compensation would have been as follows:

Name	2008 Base Salary	2008 Performance-Based Cash Incentive Compensation
Allan D. Keel	$370,000	$117,237
E. Joseph Grady	$340,000	$107,732
Tracy Price	$200,000	$51,825
Jay S. Mengle	$220,000	$55,935
Tommy H. Atkins	$200,000	$51,730

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As a result of anticipated low commodity prices for 2009 and the corresponding negative impact on revenues, a reduced capital expenditure budget, and the resulting impact on the ability to formulate meaningful performance goals for the plan for 2009, upon the recommendation of the Compensation Committee, the Board has suspended the performance-based cash incentive compensation plan for the executive officers and all other Company employees for the fiscal year ending December 31, 2009.

Discretionary Cash Incentive Compensation

As one way of accomplishing our executive compensation program objectives, the Compensation Committee has the ability to award discretionary cash bonuses to our executive officers for their contribution to our financial and operational success. These amounts are in addition to amounts awarded under our annual performance-based cash incentive compensation plan, and are typically awarded in cases where awards under our performance incentive plans are not commensurate with the performance and contribution of any individual executive.

In August 2007, our Board, based on the recommendation of the Compensation Committee, approved the payment of a discretionary cash bonus award of $100,000 to each of Messrs. Keel, Grady and Mengle. Our Board also approved the payment of a discretionary cash bonus award of $50,000 to Mr. Price. These cash bonus payments were made in recognition of each executive officer’s individual performance in consummating the EXCO acquisition and the need to make appropriate adjustments to the compensation levels of our executive officers commensurate with that currently being paid to similarly-situated executive officers in the oil and gas industry.

In March 2008, Mr. Atkins was awarded a discretionary cash bonus of $40,000 in recognition of his success in developing an internal prospect generation capability, including a technical team, which was an individual effort that the Compensation Committee believed was not adequately rewarded under the annual cash incentive compensation plan described above. No other discretionary cash bonuses were awarded to any executive officer in, or for, year 2008 performance.

Long-Term Equity-Based Incentive Compensation

We grant equity awards to give our executive officers a longer-term stake in the Company, act as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases. In addition, the Compensation Committee occasionally grants equity awards in recognition of outstanding service to the Company. To achieve these objectives, the Compensation Committee has generally relied on the issuance of restricted stock and stock options.

  General

We believe that stock options reduce stockholder dilution, conserve shares available under our stock plans, align employees’ compensation goals with the creation of stockholder value and encourage our executive officers to take necessary and appropriate steps to increase our stock price. We believe that restricted stock encourages our executive officers to adopt a view towards long-term value while providing a retention incentive even in the event of a decline

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in the stock price. The Board believes that stock options and restricted stock awards are an effective incentive for executive officers, managers and other key employees to create value for us and our stockholders since the value of restricted stock and options bear a direct relationship to appreciation in our stock price. In addition, by using stock-based compensation, we can focus much needed cash flow, which would otherwise be paid out as compensation, back into the daily operations of our business.

In 2007, the decision whether to grant restricted stock or stock options, and the amount of restricted stock or stock options to be granted was subjectively determined by the Compensation Committee based upon a number of factors, including individual performance, corporate performance, prior year grants and the need to attract, motivate and retain key employees.

In August 2007, our Board, based on the recommendation of the Compensation Committee, approved a grant of 50,000 restricted shares of our Common Stock to each of Messrs. Keel, Grady, Price, Mengle and Atkins. Because equity awards are intended to facilitate retention, they vest at a rate of 33%, 23%, 22% and 22% over the following four years. These restricted stock grants were made in recognition of each executive officer’s individual performance in consummating the EXCO acquisition and the need to make appropriate modifications to the compensation levels of our executive officers such that our executive officers’ compensation is commensurate with that of similarly-situated executive officers in the oil and gas industry.

No stock options were granted to our executive officers in fiscal 2006, 2007 or 2008.

For fiscal 2008, as part of our compensation review process, we made several changes to our long-term equity-based incentive compensation.

In September 2008, we provided our five named executive officers and six other employees holding outstanding stock options with an exercise price of $17.00 per share (which were initially granted to our executives in connection with the recapitalization of the Company in 2005 and to the other employees as part of their initial compensation package) the option to exchange their substantially vested stock options for shares of unvested restricted stock at the rate of two stock options for one share of restricted stock. All of our executive officers agreed to exchange their $17.00 options for shares of restricted stock. The restricted stock granted pursuant to the exchange offer will vest as follows:

•

50% of the restricted shares received by each holder will vest over four years at a rate of 25% each year, or 100% upon a change of control or 100% upon the death or disability of an executive officer; and

•

50% of the restricted shares received by each holder will vest upon the earlier of the fifth anniversary of the grant date or a change of control or upon the death or disability of an executive officer.

   LTIP

In addition, our Compensation Committee and Board also approved in 2008 a performance-based long-term equity incentive plan (the “LTIP”) designed to reward employees

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with equity based compensation on the basis of the Company attaining pre-determined performance measures, similar to our performance-based cash incentive compensation plan. Grants are calculated as a percentage of base salary earned during the plan year and are to be made in the form of restricted stock and stock option grants under the 2005 Stock Incentive Plan. All restricted stock awards and stock options granted pursuant to this plan will vest over four years at a rate of 25% each year.

In 2008 we amended our 2005 Stock Incentive Plan to increase the maximum aggregate number of shares of Common Stock which may be issued upon exercise of all awards under the 2005 Stock Incentive Plan by one million shares, and among other things, to accommodate LTIP awards, to make certain adjustments for the Company’s reincorporation from Texas to Delaware, to make other changes to conform the 2005 Stock Incentive Plan’s provisions to the final regulations under Section 409A of the Code and for certain other conforming and clarifying changes.

The pre-determined performance measures will be the same as the measures under the performance-based cash incentive compensation plan and consistent with our existing criteria for performance awards under our 2005 Stock Incentive Plan: (i) Production; (ii) EBITDAX; (iii) Reserve Replacement; (iv) F&DC; and (v) ROIC.

The Compensation Committee has established the “minimum,” “target” and “maximum” performance levels for each of these five performance categories and their appropriate weighting. The weighting assigned to each performance category is based on the importance of each category to our overall success, and are to be applied to each executive officer equally. The weighting for fiscal 2008 for each of the five categories was as follows:

Category	Fiscal 2008
Production	20%
EBITDAX	20%
Reserve Replacement	20%
F&DC	20%
ROIC	20%

Should our financial and operating results meet or exceed either the pre-determined “minimum,” “target” and “maximum” values assigned a particular performance category with linear interpolations between each level, then each executive officer is granted a dollar value of restricted stock awards and stock options based on a percentage of his or her annual salary.

The Compensation Committee established the “minimum,” “target” and “maximum” performance levels for fiscal 2008 as follows:

•

The “minimum” level is equal to 80% of the target level and is the level at which payout under the plan begins for the applicable performance measure. If the actual performance level for a measure is below the minimum level, no payout occurs with respect to that measure.

•	The “target” level is that at which 100% of the expected payout for the applicable performance measure will occur.

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•	The “maximum” level is that at which 150% of the expected payout for the applicable performance measure will occur.

The actual percentage of annual salary paid to an executive officer as a bonus is dependent upon the extent to which we meet or exceed our pre-determined performance goals. Payment of annual equity incentive bonuses to our executive officers is not guaranteed and will be based upon our actual performance during the fiscal year, including meeting at least the “minimum” performance targets.

All grants will consist of 50% restricted stock awards and 50% stock option awards. The restricted stock awards will be based on our stock price at the time of the grant, and the dollar value of the stock options will be calculated using the Black-Scholes option pricing model.

For fiscal 2008, the Compensation Committee established the target bonus percentage for each executive officer after taking into account the position held by that officer and the importance of that officer to achieving our performance goals during the year, as well as published compensation surveys. The actual percentage of annual salary to be paid as the annual equity incentive bonus in 2008 ranged from 75% to 450% of the annual salary of Mr. Keel, 75% to 350% of the annual salary of Mr. Grady and from 50% to 300% of the annual salaries for Messrs. Price, Mengle and Atkins.

For fiscal 2008, equity grants under the plan were approved during the first quarter of 2009, at the recommendation of the Compensation Committee and approval of the Board. See “Executive Compensation—Narrative Disclosure to Summary Compensation Tables and Grants of Plan-Based Awards Table—Stock Awards.” For fiscal 2009, equity grants under the plan were suspended at the recommendation of the Compensation Committee.

After giving consideration to past company performance and peer performance, we have set these performance levels so that the attainment of the targets is not assured and requires significant effort by our executives.

Overriding Royalty Interest Plan Compensation

We provide compensation to our executive officers through our Overriding Royalty Interest Plan (the “ORRI Plan”), which is designed to reward the efforts of employees who are successful in exploring for oil and natural gas on our behalf. The program is available only to those employees that are directly involved in oil and natural gas exploration efforts, including our Senior Vice President – Exploration, who is the only named executive officer entitled to benefits under this plan. In order to be able to participate in the plan, a potential candidate must be recommended for participation by our president and approved by the Compensation Committee. Under the ORRI Plan, the participants share a portion of the gross revenue interest attributable to the original working interest held by us in certain of the oil and natural gas producing properties generated by the exploration program. In 2008, the Board approved several amendments to the ORRI Plan which included the following: (i) leasehold acreage in which the Company held less than a 73% net revenue interest would not be included in the program and no overriding royalty interest revenue distributions would be made from such properties; (ii) leasehold acreage acquired for the pursuit of unconventional, resource type plays would be considered an acquisition of probable reserves rather than an “Exploratory Prospect” under the

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ORRI Plan and therefore, except as provided for in (iii), not subject to the overriding royalty interest distribution provided for in the ORRI Plan, and (iii) the Company could award up to a one percent (1%) overriding royalty interest in an unconventional resource play to the Senior Vice-President – Exploration and any other participants it deems appropriate up to a maximum of 0.0125% per participant.

During fiscal 2008 the amount of $43,045 was paid to Mr. Atkins pursuant to the ORRI Plan.

Severance Benefits

Each of the employment agreements to which most of our executive officers are subject provide for severance and change of control payments upon a termination or change of control. Payments that are payable upon a termination or change of control are set forth in the respective employment agreement between the executive officer and the Company. Each employment agreement contains similar but not identical provisions regarding payments upon termination or change of control and relevant provisions of those agreements are set forth in the section titled “Potential Payments Upon Termination or Change of Control.”

Other Benefits

In addition to base salaries, incentive compensation, equity awards, overriding royalty interest plan compensation and severance benefits, we provide other forms of compensation that are periodically reviewed by the Compensation Committee. Except as otherwise indicated, these benefits are available to all employees, including our named executive officers, and are offered for the purpose of providing competitive compensation and benefits to attract new employees and secure the continued employment of current employees.

•

401(k) Plan. We have a defined contribution 401(k) Plan that is designed to assist our executive officers and employees in providing for their retirement. Effective June 1, 2008, upon the recommendation of the Compensation Committee, the Board approved an amendment to the Company’s 401(k) Plan to provide for 100% matching of each participant’s deferral contributions up to 6% of the participant’s compensation. In order to maintain the “safe-harbor” non-discrimination provisions of the 401(k) Plan, in lieu of 100% matching during the second half of 2008 the Company made a one-time discretionary contribution to the 401(k) Plan for each participant during December 2008. Effective January 1, 2009, the Company began matching 100% of each participant’s deferral contributions up to 6% of the participant’s compensation.

•

Health and Welfare Benefits. Our executive officers are eligible to participate in medical, dental, vision, life insurance and accidental death and disability to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our employees.

•	Perquisites and Other Personal Benefits. We believe that the total mix of compensation and benefits provided to our executive officers is competitive and

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perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are limited.

Other Matters

Tax and Accounting Treatment of Executive Compensation Decisions

We consider the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million per person paid in any year to a company’s chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer and the chief executive officer), with certain “performance-based compensation” being specifically exempt from this deduction limit. During fiscal 2007 and 2008, none of our employees subject to this limit received Section 162(m) compensation in excess of $1.0 million. Consequently, the requirements of Section 162(m) did not affect the tax deductions available to us in connection with our senior executive compensation program for fiscal 2007 and 2008.

We account for stock-based awards based on their grant date fair value, as determined under FAS 123R. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

Stock Ownership Guidelines and Hedging Prohibition

We do not currently have ownership requirements or a stock retention policy for our named executive officers. We do not have a policy that restricts our executive officers from limiting their economic exposure to our stock. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.

THE COMPENSATION COMMITTEE

B. James Ford
Lee B. Backsen

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate compensation awarded to, earned by or paid to our named executive officers for services rendered in all capacities during the fiscal years ended December 31, 2006, 2007 and 2008.

Summary of Compensation Table for the Fiscal year Ended December 31, 2008

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation (5) ($)		Total ($)

Allan D. Keel
Chief Executive	2008	370,000	—	153,553	2,471,160	—	12,376		3,007,089
Officer and President	2007	240,000	100,000	73,282	2,153,250	105,600	9,600		2,681,732
	2006	240,000	—	25,000	2,009,700	72,000	2,400		2,349,100

E. Joseph Grady
Senior Vice President	2008	340,000	—	112,435	823,720	—	15,500		1,291,655
and Chief Financial	2007	220,000	100,000	70,367	717,750	96,800	8,800		1,213,717
Officer	2006	220,000	—	22,919	669,900	66,000	29,641	(6)	1,008,460

Tracy Price Senior Vice President–	2008	200,000	—	112,435	590,105	—	9,708		912,248
Land/Business	2007	185,000	50,000	54,469	580,498	70,300	7,400		947,667
Development	2006	185,000	11,600	11,562	522,448	44,400	1,850		776,860

Jay S. Mengle
Senior Vice President–	2008	220,000	—	102,435	295,052	—	10,483		627,970
Engineering	2007	180,000	100,000	54,031	290,249	64,800	8,000		697,080
	2006	180,000	20,000	11,250	261,224	54,000	1,800		528,274

Tommy H. Atkins
Senior Vice President–	2008	200,000	—	100,636	251,122	—	52,129	(7)	603,887
Exploration	2007	180,000	40,000	54,031	247,249	43,200	7,200		571,680
	2006	180,000	—	11,250	222,524	75,600	1,800		491,174

__________________

(1)	For a description of the amounts included in this column, see “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Discretionary Cash Incentive Compensation.”
(2)

Includes the dollar amount of compensation expense we recognized for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123R. Pursuant to SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our executive officers. Assumptions used in the calculation of these amounts are included in Note 6 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2008, 2007 and 2006, as applicable. The awards for which compensation expense was recognized consist of awards granted on August 1, 2007. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.

(3)	Includes the dollar amount of compensation expense we recognized for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123R. Pursuant to SEC rules and regulations, the

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amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our executive officers. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2008, 2007 and 2006, as applicable. The awards for which compensation expense was recognized consist of awards granted on February 28, 2005 for Messrs. Keel and Grady and April 1, 2005 for Messrs. Price, Mengle and Atkins. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards. No options were granted to our executive officers in fiscal 2008, 2007 or fiscal 2006.

(4)

For a description of the amounts included in this column, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Performance-Based Cash Incentive Compensation.”

(5)	Except as otherwise noted, these amounts represent 401(k) plan matching contributions during fiscal 2008, 2007 and 2006.
(6)

Pursuant to his employment contract, Mr. Grady was reimbursed a total of $27,441 for commuting costs incurred by him prior to his relocation to Houston, Texas in late 2006. Reimbursements were for temporary housing and air fare. In addition, we contributed $2,200 to Mr. Grady’s 401(k) plan during fiscal 2006.

(7)	Mr. Atkins was paid $43,045 pursuant to the Company’s ORRI Plan during 2008.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to our named executive officers under any plan, including awards, if any, that have been transferred during the fiscal year ended December 31, 2008.

						All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date	Threshold ($) (2)	Target ($)	Maximum ($)
Allan D. Keel	9/8/08	8/15/08	185,000	314,500	444,000	270,000	2,470,500

E. Joseph Grady	9/8/08	8/15/08	170,000	289,000	408,000	90,000	823,500

Tracy Price	9/8/08	8/15/08	80,000	140,000	200,000	90,000	823,500

Jay S. Mengle	9/8/08	8/15/08	88,000	154,000	220,000	45,000	411,750

Thomas H. Atkins	9/8/08	8/15/08	80,000	140,000	200,000	38,350	350,903

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__________________

(1)

For the fiscal year ending December 31, 2008, the amounts set forth in the “threshold,” “target” and “maximum” columns represent, assuming the attainment of the appropriate targeted performance goals, 50%, 85% and 120%, respectively, of the annual base salaries for Messrs. Keel and Grady and to 40%, 70% and 100%, respectively, of the annual base salaries for Messrs. Price, Mengle and Atkins.

(2)	Under our performance-based cash incentive compensation plan, this category is referred to as the “minimum” payout level.
(3)

The executive officers elected to exchange substantially vested stock options with an exercise price of $17.00 per share for unvested restricted stock at the rate of two stock options for one share of restricted stock.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Employment Agreements

The Company has entered into amended and restated employment agreements with its executive officers during 2008. The compensation provisions of the employment agreements were designed with input from Longnecker & Associates and ECI and contain a compensation package designed to motivate and retain the executive officers.

Between December 29 and 31, 2008, the Company entered into amended and restated employment agreements with each of its named executive officers.

The agreements were entered into to, among other things, modify provisions relating to the federal income tax treatment of certain arrangements in order to meet the December 31, 2008 deadline for compliance with Section 409A of the Code, reflect market-based changes in compensation approved in mid-2008 by the Compensation Committee and the Board and provide for new terms of the agreements, since the initial terms of the existing employment agreements expired. In addition, the amended and restated employment agreements were entered into to provide an incentive for consistent, longer-term performance and achievement of strategic objectives to compensate our named executives for the value of their contributions, provide total compensation that is flexible enough to respond to changing market conditions and that aligns compensation with performance and provides total compensation that will motivate and retain our executive officers, support an internal culture of Company loyalty and dedication to the Company’s interests.

The agreements entered into with Messrs. Keel and Grady each provide for a term of three years and the agreements entered into with Messrs. Mengle, Atkins and Price each provide for a term of two years. Each agreement provides for automatic yearly extensions of the term, after the initial term, unless the Company or the officer elects not to extend the agreement.

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Each agreement provides for a base salary (which is subject to increase at the discretion of the Company’s Board or a committee thereof) and participation in the Company’s Annual Cash Incentive Bonus Plan and LTIP. The initial base salaries of each executive are as follows: Mr. Keel, $370,000; Mr. Grady, $340,000; Mr. Mengle, $220,000; Mr. Atkins, $200,000; and Mr. Price, $200,000.

Under the Company’s Annual Cash Incentive Bonus Plan, the executives are eligible to receive cash bonuses contingent upon attainment of annual personal and corporate goals established by the Board of the Company or a committee thereof. The agreements entered into with Messrs. Keel and Grady provide that each executive is eligible to receive a bonus based upon “minimum”, “target” and “maximum” award levels of no less than 50%, 85% and 120%, respectively, of such executive’s base salary, and the agreements entered into with Messrs. Mengle, Atkins and Price provide that each executive is eligible to receive a bonus based upon “minimum”, “target” and “maximum” award levels of no less than 40%, 70% and 100%, respectively, of such executive’s base salary. No cash awards are paid under this plan if the criteria for at least the “minimum” award level are not met.

Under the Company’s LTIP, the executives are eligible to receive stock options and restricted stock awards contingent upon attainment of annual personal and corporate goals established by the Board of the Company or a committee thereof. The agreement entered into with Mr. Keel provides that he is eligible to receive an equity award based upon “minimum”, “target” and “maximum” award levels of no less than 75%, 225% and 450%, respectively, of his base salary; the agreement entered into with Mr. Grady provides that he is eligible to receive an equity award based upon “minimum”, “target” and “maximum” award levels of no less than 75%, 175% and 350%, respectively, of his base salary; and the agreements entered into with Messrs. Mengle, Atkins and Price provide that each executive is eligible to receive an equity award based upon “minimum”, “target” and “maximum” award levels of no less than 50%, 150% and 300%, respectively, of such executive’s base salary. The equity awards to each executive for a year shall consist of 50% restricted stock awards and 50% stock options, each subject to vesting over four years. No equity awards are granted under this plan if the criteria for at least the “minimum” award level are not met.

The employment agreements also contain provisions for payment of severance benefits upon termination of employment. A discussion of applicable severance benefits is set forth below under “Potential Payments upon Termination or Change of Control.”

Stock Awards

In August 2007, Messrs. Keel, Grady, Price, Mengle and Atkins were each awarded 50,000 shares of restricted Common Stock that vest over a four year period in annual increments commencing August 1, 2008, according to the following schedule: 33% (year 1), 23% (year 2), 22% (year 3) and 22% (year 4). These awards were made in partial compensation for their efforts in consummating the EXCO acquisition and in recognition of the need to adjust executive officer compensation in order to be competitive with salaries being paid to similarly-situated oil and gas executives. The closing price of our Common Stock on the date of grant was $7.35 per share.

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All of our named executive officers elected in September 2008 to exchange their substantially vested options exercisable at $17.00 per share for half as many shares of unvested restricted stock. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Equity Based Incentive Compensation.”

On March 4, 2009, the Compensation Committee approved the bonus award of restricted Company Common Stock to Messrs. Keel, Grady, Mengle, Price and Atkins and other participating Company employees pursuant to the Company’s LTIP for the fiscal year ending December 31, 2008. Mr. Keel received approval for 123,459 shares, Mr. Grady received approval for 89,799 shares, Mr. Mengle received approval for 47,827 shares, Mr. Price received approval for 44,312 shares and Mr. Atkins received approval for 44,321 shares. As all executive officers elected not to accept a cash award pursuant to the Company’s Annual Cash Incentive Bonus Plan for the 2008 fiscal year, the Board, upon the recommendation of the Compensation Committee, elected to award bonuses earned for 2008 under the LTIP in the form of unvested restricted shares of Common Stock only, rather than 50% in unvested restricted stock and 50% in unvested stock options. These stock awards will vest 25% per year, over the first through fourth anniversaries from the date of grant, at which time 100% of the stock awards will be vested.

Option Awards

On February 28, 2005, we entered into stock option agreements with Messrs. Keel and Grady in conjunction with their commencement of employment with us. Mr. Keel received options to purchase 270,000 shares of our Common Stock at an exercise price of $9.70 per share, options to purchase 405,000 shares of our Common Stock at an exercise price of $12.50 per share and options to purchase 540,000 shares of our Common Stock at an exercise price of $17.00 per share. Mr. Grady received options to purchase 90,000 shares of our Common Stock at an exercise price of $9.70 per share, options to purchase 135,000 shares of our Common Stock at an exercise price of $12.50 per share and options to purchase 180,000 shares of our Common Stock at an exercise price of $17.00 per share.

On April 1, 2005, we entered into stock option agreements with Messrs. Price, Mengle and Atkins in conjunction with their commencement of employment with us. Mr. Price received options to purchase 90,000 shares of our Common Stock at an exercise price of $11.60 per share and options to purchase 180,000 shares of our Common Stock at an exercise price of $17.00 per share. Mr. Mengle received options to purchase 45,000 shares of our Common Stock at an exercise price of $11.60 per share and options to purchase 90,000 shares of our Common Stock at an exercise price of $17.00 per share. Mr. Atkins received options to purchase 38,300 shares of our Common Stock at an exercise price of $11.60 per share and options to purchase 76,700 shares of our Common Stock at an exercise price of $17.00 per share.

The options vest with respect to 15% of the shares on the first anniversary of the grant date and thereafter at the end of each full succeeding year from the grant date according to the following schedule: 25% on the second anniversary, 25% on the third anniversary and 35% on the fourth anniversary of the grant date.

All of our named executive officers elected in September 2008 to exchange their substantially vested options exercisable at $17.00 per share for half as many shares of unvested

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restricted stock. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Equity Based Incentive Compensation.”

Salary and Cash Incentive Awards in Proportion to Total Compensation

The following table sets forth the percentage of each named executive officer’s total compensation that we paid in the form of base salary and annual cash incentive awards.

Name	Year	Percentage of Total Compensation Paid in Base Salary and Annual Incentive Awards
Allan D. Keel	2008	12.30%
	2007	16.62%
	2006	13.28%
E. Joseph Grady	2008	26.32%
	2007	34.34%
	2006	28.36%
Tracy Price	2008	21.92%
	2007	32.22%
	2006	29.53%
Jay S. Mengle	2008	35.03%
	2007	49.46%
	2006	44.30%
Tommy H. Atkins	2008	33.12%
	2007	46.04%
	2006	52.04%

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our named executive officers as of December 31, 2008.

Outstanding Equity Awards as of December 31, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)

Allan D. Keel	175,000	94,500	9.70	2/28/2015	33,500(3)	103,850
	263,250	141,750	12.50	2/28/2015	270,000(4)	837,000

E. Joseph Grady	58,500	31,500	9.70	2/28/2015	33,500(3)	103,850
	87,750	47,250	12.50	2/28/2015	90,000(4)	279,000

Tracy Price	58,500	31,500	11.60	4/1/2015	33,500(3)	103,850
					90,000(4)	279,000

Jay S. Mengle	29,250	15,750	11.60	4/1/2015	33,500(3)	103,850
					45,000(4)	139,500

Thomas H. Atkins	24,895	13,405	11.60	4/1/2015	33,500(3)	103,850
					38,350(4)	118,885

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__________________

(1)

The exercisable but unexercised options vested on the first, second, and third anniversary dates of the date of grant. For Messrs. Keel and Grady the vesting dates were February 28th of 2006, 2007, and 2008 and April 1st of 2006, 2007, and 2008 for Messrs. Price, Mengle and Atkins.

(2)

The underlying securities of unexercised and unexercisable options vest on the fourth anniversary of the date of grant. For Messrs. Keel and Grady the initial date of grant was February 28, 2005 with a corresponding 100% vesting date on February 28, 2009 and for Messrs. Price, Mengle and Atkins the initial date of grant was April 1, 2005 with a corresponding 100% vesting date of April 1, 2009. All of our named executive officers elected in September 2008 to exchange all unexercised options which had an exercise price of $17.00 per share for half as many shares of restricted stock. See “Executive Compensation: Compensation Discussion and Analysis and Long-Term Equity Based Incentive Compensation.”

(3)

The restricted stock awards reflected in this row vest over a four year period in annual increments commencing August 1, 2008, according to the following schedule: 33% (year 1), 23% (year 2), 22% (year 3) and 22% (year 4).

(4)

The restricted stock awards reflected in this row vest over a five year period in annual increments commencing September 8, 2009, according to the following schedule: 12.5% (year 1), 12.5% (year 2), 12.5% (year 3), 12.5% (year 4) and 50.0% (year 5).

(5)	The market value of the unvested restricted stock was determined using the closing price of our Common Stock on December 31, 2008 of $3.10 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2008 on an aggregated basis with respect to each of our named executive officers. During this time, no named executive officers exercised any stock option awards.

Option Exercises and Stock Vested
During the Fiscal Year Ended December 31, 2008

		Stock Awards
Name		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Allan D. Keel	2008	16,500	200,475(1)

E. Joseph Grady	2008	16,500	200,475(1)

Tracy Price	2008	16,500	200,475(1)

Jay S. Mengle	2008	16,500	200,475(1)

Thomas H. Atkins	2008	16,500	200,475(1)

_________________

(1)

The restricted stock was issued in fiscal 2007 and vested on August 1, 2008. The value was determined using the closing price of our Common Stock of $12.15/share on the vesting date. Based on the $12.15 share price, 4,125 shares were withheld from each named executive officer in satisfaction of federal tax withholding obligations.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments that would have been payable to executive officers having employment agreements with us upon a termination or change of control are set forth in the respective employment agreement between the executive officer and the Company. Each employment agreement contains similar but not identical provisions regarding payments upon termination or change of control and relevant provisions of those agreements are described above under the Summary Compensation Table, as well as below.

Each of the employment agreements provides for severance and change-in-control payments in the event we terminate an officer’s employment “without Cause” or if the officer terminates for “Good Reason.”

“Cause” generally means (A) continued failure by the executive officer to perform substantially the Executive’s duties and responsibilities (other than a failure resulting from permanent disability) that is materially injurious to the Company and that remains uncorrected for 10 days after receipt of appropriate written notice from the Board; (B) reliable evidence of engagement in willful, reckless or grossly negligent misconduct that is materially injurious to the Company or any of its affiliates, monetarily or otherwise; (C) except as provided by (D), the indictment of the Executive with a crime involving moral turpitude or a felony, provided that if the criminal charge is dismissed with prejudice or if Executive is acquitted at trial or on appeal, the Executive will be deemed to have been terminated without Cause; (D) the indictment of the Executive with an act of criminal fraud, misappropriation or personal dishonesty, provided that if the criminal charge is subsequently dismissed with prejudice or the Executive is acquitted at trial or on appeal then the Executive will be deemed to have been terminated without Cause; or (E) a material breach by the Executive of any provisions of the employment agreement that is materially injurious to the Company and that remains uncorrected for 10 days following written notice of such breach by the Company to the Executive identifying the provision of the employment agreement that the Company determined has been breached.

“Good Reason” generally means one or more of the following conditions arising not more than six months before the Executive’s termination date without the Executive’s consent: (A) a material breach by the Company of any provision of the employment agreement; (B) assignment by the Board or a duly authorized committee thereof to the Executive of any duties that materially and adversely alter the nature or status of the Executive’s position, job descriptions, duties, title or responsibilities from those of such executive officer’s prior position, or eligibility for Company compensation plans; (C) requirement by the Company for the executive officer to relocate anywhere other than the greater Houston, Texas metropolitan area, except for required travel on Company business to an extent substantially consistent with his obligations under their employment agreement; (D) a material reduction in the executive officer’s base salary in effect at the relevant time; or (E) exclusion of the executive officer from eligibility for the Company’s active bonus or benefits plan as described above. Notwithstanding anything in the executive’s employment agreement to the contrary, Good Reason will exist only if the Executive provides notice to the Company of the existence of the condition otherwise constituting Good Reason within 90 days of the initial existence of the condition, and the Company fails to remedy the condition on or before the 30th day following its receipt of such notice.

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“Change of Control” means the occurrence of any one or more of the following events:

(i) The Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of any entity other than a previously wholly-owned subsidiary of the Company), or in the case of a reverse merger in which Company management and the executive officer do not assume control of the surviving entity;

(ii) The Company sells or exchanges in a single transaction or in a series of related transactions occurring in the 12-month period ending on the date of the most recent sale or exchange, assets having a gross fair market value equal to 40% or more of the total gross fair market value (determined without regard to any liabilities associated with such assets) of all of the Company’s assets immediately before such transfer or transfers, to any other person or entity (other than to (A) an entity controlled by the Company immediately after the transfer, (B) a shareholder of the Company (immediately before the transfer) in exchange for or with respect to its stock, (C) a person or entity that directly or indirectly owns 50% or more of the total value or voting power of all outstanding stock of the Company immediately after the transfer, (D) an entity, 50% or more of the total value or voting power of which is directly or indirectly owned by the Company immediately after the transfer);

(iii) Any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Oaktree Capital Management, L.P. or its affiliates, or any other person, entity or group that is considered to own more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power); or

(iv) As a result of or in connection with a contested election of directors, a majority of members of the Board is replaced by directors whose election is not endorsed by a majority of members of the Board before the date of the election.

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Severance Payments

Assuming termination or a change of control of the Company on December 31, 2008, each named executive officer would have been entitled to the payments set forth below.

Name	Termination By Employee Without Good Reason	Termination For Cause	Termination By Employee For Good Reason(4,5,7)	Termination Without Cause(4,5,7)	Termination Upon Change of Control(4,5,7)	Death or Permanent Disability(6)

Allan D. Keel

• Severance Payments(1,3)	—	—	$1,422,044	$1,422,044	$1,422,044	1,110,000

• Health Insurance Continuation(8)	—	—	76,256	76,256	76,256	76,256

Unvested & Accelerated

• Restricted Stock Units	—	—	303,500	303,500	303,500	303,500

• Stock Options	—	—	—	—	—	675,000

E. Joseph Grady

• Severance Payments(1,3)	—	—	$1,306,032	$1,306,032	$1,306,032	1,020,000

• Health Insurance Continuation(8)	—	—	76,256	76,256	76,256	76,256

Unvested & Accelerated

• Restricted Stock Units	—	—	123,500	123,500	123,500	123,500

• Stock Options	—	—	—	—	—	225,000

Tracy Price

• Severance Payments(2,3)	—	—	$540,600	$540,600	$540,600	400,000

• Health Insurance Continuation(8)	—	—	50,837	50,837	50,837	50,837

Unvested & Accelerated

• Restricted Stock Units	—	—	123,500	123,500	123,500	123,500

• Stock Options	—	—	—	—	—	90,000

Jay S. Mengle

• Severance Payments(2,3)	—	—	$569,600	$569,600	$569,600	440,000

• Health Insurance Continuation(8)	—	—	38,081	38,081	38,081	38,081

Unvested & Accelerated

• Restricted Stock Units	—	—	78,500	78,500	78,500	78,500

• Stock Options	—	—	—	—	—	45,000

Tommy H. Atkins

• Severance Payments(2,3)	—	—	$486,400	$486,400	$486,400	400,000

• Health Insurance Continuation(8)	—	—	50,837	50,837	50,837	50,837

Unvested & Accelerated

• Restricted Stock Units	—	—	71,850	71,850	71,850	71,850

• Stock Options	—	—	—	—	—	38,300

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_________________

(1)

In the event the employment of Messrs. Keel and Grady is terminated by the Company without Cause or by them for Good Reason, and subject to their observance of certain non-compete and release of liability agreements, each will receive a severance payment consisting of (i) a cash amount equal to 2.99 times the sum of the current calendar year’s Base Salary and the prior year’s Annual Cash Incentive Bonus, (B) health insurance benefits for 36 months from the termination date at no charge to the Executive, and (C) acceleration to 100% vested status for all stock, stock options and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code. Had the employment of Messrs. Keel and Grady been terminated by the Company without Cause or by them for Good Reason in 2008, Mr. Keel would have been paid $1,442,044 and Mr. Grady would have been paid $1,306,032 plus the value of health insurance benefits for three years from the termination date, estimated at $25,419 per year.

(2)

In the event the employment of Messrs. Price, Mengle and Atkins is terminated by the Company without Cause or by them for Good Reason, and subject to their observance of certain non-compete and release of liability agreements, each will receive a severance payment consisting of (i) a cash amount equal to 2 times the sum of the current calendar year’s Base Salary and the prior year’s Annual Cash Incentive Bonus, (B) health insurance benefits for 24 months from the termination date at no charge to the Executive, and (C) acceleration to 100% vested status for all stock, stock options and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code. Had the employment of Messrs. Price, Mengle and Atkins been terminated by the Company without Cause or by them for Good Reason in 2008, Mr. Price would have been paid $540,600, Mr. Mengle would have been paid $569,600 and Mr. Atkins would have been paid $486,400 plus the value of health insurance benefits for two years from the termination date, estimated at $25,419 per year for Messrs. Price and Atkins and $19,040 per year for Mr. Mengle.

(3)

If no annual cash incentive bonus was paid to Messrs. Keel and Grady for the year before the year in which such officer’s employment was terminated, if termination was by the Company without Cause or by the executive officer for Good Reason, the officer is entitled to receive 2.99 times the amount of discretionary bonuses paid to such officer within the 12 month period preceding termination. If no annual cash incentive bonus was paid to Messrs. Mengle, Price and Atkins for the year before the year in which such officer’s employment was terminated, if termination was by the Company without Cause or by the executive officer for Good Reason, the officer is entitled to receive 2 times the amount of discretionary bonuses paid to such officer within the 12 month period preceding termination. Because an Annual Cash Incentive Bonus was paid to all the executive officers for 2007 in 2008, the applicable columns do include such Annual Cash Incentive Bonus.

(4)

If not in connection with a Change of Control, the Company terminates the executive officer’s employment without Cause or the officer terminates his employment for Good Reason, the executive officer will receive half of the cash severance amount in a lump sum within 15 days of his termination date and half the number of months of health insurance benefit continuation. The executive officer will not be entitled to the remainder of the cash severance payment, and the remaining number of months of health insurance continuation, unless the executive officer gives notice to the Company within 30 days before conclusion of 50% of the Non-Compete Term that he agrees, for the remainder of the Non-Compete Term to comply with the non-compete and non-solicitation provisions of such officer’s respective employment agreement. In such event, the executive officer will receive the remainder of his cash severance payment and an extension of his health insurance benefits for 18 months for Messrs. Keel and Grady and 12 months for Messrs. Mengle, Price and Atkins payable in a lump sum within 15 days after the date of conclusion of 50% of the Non-Compete Term.

(5)

Under each executive officer’s stock option agreements and restricted stock awards under our 2005 Stock Incentive Plan, in the event of a Change of Control, termination by the Company without Cause or termination by the executive officer for Good Reason, each executive officer’s unvested options and

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unvested restricted stock will become fully vested and, in the case of options, exercisable with respect to 100% of such shares, resulting in the vesting of 282,375 shares for Mr. Keel, 102,375 shares for Mr. Grady, 102,375 shares for Mr. Price, 57,375 shares for Mr. Mengle and 50,725 shares for Mr. Atkins. As of December 31, 2008, the aggregate value of these option shares held by the executive officers was $0.00 as the closing price of the Company’s Common Stock on that date was less than the weighted average exercise price of the stock options. All of our named executive officers elected in September 2008 to exchange their options exercisable at $17.00 per share for half as many shares of restricted stock. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Equity Based Incentive Compensation.”

(6)

In the event of death or disability during 2009, each executive officer will be entitled to: (i) his pro rata Base Salary and pro rata Target Annual Cash Incentive Bonus through the date of termination for the year in which termination occurs, plus a lump sum amount equal to the greater of: (1) the remainder of the base salary that would have been earned by the executive officer under the executive’s employment agreement between the date of his death or permanent disability and the expiration of the then current term of the employment agreement, or (2) 12 months of base salary plus the executive’s Target Annual Cash Incentive Bonus for the year of termination; and (ii) full acceleration of vesting for all stock, stock option and other equity awards. Such an event would result in the vesting of 236,250 shares for Mr. Keel, 78,750 shares for Mr. Grady, 31,500 shares for Mr. Price, 15,750 shares for Mr. Mengle and 13,405 shares for Mr. Atkins. As of December 31, 2008, the aggregate value of these option shares was $0.00, as the closing price of the Company’s Common Stock on that date was less than the weighted average exercise price of the stock options. All of our named executive officers elected in September 2008 to exchange their options exercisable at $17.00 per share for half as many shares of restricted stock. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Equity Based Incentive Compensation.”

(7)

If the severance payment is made as a result of termination by the Company without Cause or by the Employee for Good Reason within 12 months after a Change of Control, the Company will pay the entire cash severance amount in a lump sum on the executive officer’s date of termination.

(8)

If the employment of Messrs. Keel or Grady is terminated by reason of death or permanent disability, the executive officer’s family members that are covered by the Company group health plan may be reimbursed for group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 36 months, provided a member of the executive officer’s family provides timely notice to the health plan administrator of the executive officer’s death or permanent disability. If the employment of Messrs. Mengle, Price or Atkins employment is terminated by reason of death or permanent disability, the executive officer’s family members that are covered by the Company group health plan may be reimbursed for group health plan continuation coverage under COBRA for up to 24 months, provided a member of the executive officer’s family provides timely notice to the health plan administrator of the executive officer’s death or permanent disability.

Non-Compete and Non-Solicitation Provisions

The agreements generally require that each executive officer not engage in competition with the Company in any geographic area in which the Company owns a material amount of oil, gas or other mineral properties, during the period commencing upon execution until the date ending: (A) on the date of termination if terminated by the Company for Cause, or (B) in all other cases of termination, at the end of a period of consecutive months following the date of termination equivalent to 50% of the number of months for which the executive officer is entitled to receive severance benefits assuming (if applicable) the executive officer will give the required notice as described in the employment agreement. Each executive officer is also subject to non-solicitation provisions during the term of the non-compete provisions prohibiting the

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executive officer from inducing or soliciting any other executive or officer of the Company to terminate their employment with the Company.

Gross Up Payments

Pursuant to the respective employment agreements, if it is determined that any payment, award, benefit or distribution (or an acceleration of any payment, award, benefit or distribution) to an executive officer by the Company or by another entity in the event of a Change of Control is subject to the imposition of an excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the executive officer with respect to such excise tax, the Company will pay the executive officer an additional payment in an amount equal to that required to result in the executive officer receiving, after application of the excise tax, a net amount that would have been received hereunder had the excise tax not applied.

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

B. James Ford	2008	45,667	—		45,667
	2007	20,000	—		20,000
	2006	21,000	—		21,000

Lon McCain	2008	62,250	50,000		112,250
	2007	31,000	10,000		41,000
	2006	29,667	10,000		39,667

Lee B. Backsen	2008	49,667	50,000		99,967
	2007	22,500	10,000		32,500
	2006	20,000	10,000		30,000

Adam C. Pierce	2008	47,667	—		47,667

Skardon F. Baker(1)	2007	20,000	—		20,000
	2006	18,000	—		18,000

_________________

(1)	Skardon F. Baker resigned as a member of the Board and was replaced by Mr. Adam C. Pierce effective January 24, 2008.

Upon the recommendation of the Compensation Committee, the Board approved on November 21, 2008, an amended compensation plan for non-employee directors (the “Plan”) providing for a $30,000 annual retainer, with a $2,000 meeting attendance fee ($1,000 if by telephone) for each full board, Audit and Compensation Committee meeting. The chairman of the Audit and Compensation Committee is entitled to receive an annual retainer of $13,500 and $6,000, respectively.

Under the Plan, each non-employee director receives $50,000 of restricted Common Stock for his first year of service subject to a three-year vesting schedule. Upon re-election, each non-employee director receives $50,000 in restricted Common Stock, subject to a one-year

35

vesting requirement. The number of shares to be awarded is determined based on the fair market value of the Company’s Common Stock as of the close of trading on the date of grant. Messrs. Ford, Pierce and Baker, as employees of Oaktree, elected not to receive stock awards during 2008, 2007 and 2006.

The amended board compensation plan was effective June 1, 2008, which was the beginning of the 2008-2009 board year.

Employee directors of the Company are not paid additional compensation for serving as a director.

In addition, the Plan provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows our stockholder approved and non-stockholder approved equity compensation plans as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
(a) (b) (c)

Equity compensation plans approved by security holders	1,663,540	$10.38	1,509,720
Total	1,663,540	$10.38	1,509,720

Our two equity compensation plans with outstanding options that have been approved by our stockholders to-date are our (i) 2004 Stock Option and Compensation Plan and (ii) Amended and Restated 2005 Stock Incentive Plan (“2005 Plan”). Although we sought and obtained stockholder approval of the 2004 Stock Option and Compensation Plan, neither the plan itself nor the outstanding grants were contingent on stockholder approval. The Company’s 1994 Employee Stock Option Plan has no outstanding options available for conversion to Common Stock and there are no outstanding warrants that may be converted to Common Stock.

As of December 31, 2008, we had issued options for 1,619,240 shares of Common Stock at a weighted-average exercise price of $10.53 per share under our 2005 Plan. As of December 31, 2008, the aggregate number of shares of our Common Stock that may be issued and outstanding pursuant to the exercise of awards under our 2005 Plan may not exceed 3,852,500 shares, reduced by 153,500 shares (the number of shares of outstanding options and awards granted under the 2004 Stock Option and Compensation Plan, unless and to the extent such options and awards are cancelled or forfeited). As of December 31, 2008, awards covering a total of 1,509,720 shares of Common Stock were currently available to be issued under our 2005 Plan. However, on March 4, 2009, the Compensation Committee approved the award of shares of restricted common stock and stock options to Company employees pursuant to the Company’s

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LTIP for the fiscal year ending December 31, 2008. A total of 649,026 shares of unvested restricted Common Stock and stock options for 488,657 shares of Common Stock have been approved for issuance pursuant to the LTIP for the fiscal year 2008. During the first quarter 2009, 45,000 shares issued under the 2005 Plan were forfeited as a result of employees leaving the employment of the Company prior to full vesting of the option shares and the employees not timely exercising their option rights pursuant to their respective stock option award agreements. Pursuant to the provisions of the 2005 Plan the forfeited shares were available for issuance under the 2005 Plan. As a result, the Company has 417,037 shares available to be awarded pursuant to the 2005 Plan as of April 9, 2009.

There are options outstanding for 44,300 shares of Common Stock with a weighted-average exercise price of $4.90 per share under the 2004 Stock Option Compensation Plan. There are no outstanding options issued under the 1994 Employee Stock Option Plan as all options have either been exercised or have expired.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves, or has served during the past fiscal year, as a member of the Board or Compensation Committee of any other company that has one or more executives serving as a member of our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with our directors, executive officers, principal stockholders or affiliates must be at terms that are no less than favorable to us than those available from third parties and must be approved in advance by a majority of disinterested members of the Board.

There were no related party transactions during the fiscal year ending December 31, 2007 or the fiscal year ended December 31, 2008.

VOTE REQUIRED AND BOARD RECOMMENDATION

Each of the two Common/Series H Nominees must be elected by a plurality of votes cast by holders of the Common Stock and Series H Preferred Stock entitled to vote at the Annual Meeting.

Each of the three Series G Nominees must be elected by a majority of votes cast by holders of the Series G Preferred Stock entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

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Proposal 2

Ratification of the Appointment of Our Independent Accountants

With authority granted by our Board, the Audit Committee of our Board has appointed Grant Thornton as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2008, and our Board recommends that our stockholders vote “FOR” ratification of such appointment. Representatives from Grant Thornton will be present at the stockholders’ meeting. These representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a summary of fees billed to the Company by Grant Thornton for audit and other professional services provided during 2008, 2007 and 2006.

	2008	2007	2006
Audit service fees	410,325	324,203	265,222
Audit-related service fees	—	—	—
Tax service fees	—	—	—
All other fees	—	—	—
Total	410,325	324,203	265,222

•          Audit Services – fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations. These fees included audit fees for the performance of annual audits of our financial statements for the fiscal years ending December 31, 2008, December 31, 2007 and December 31, 2006.

•          Audit-Related Services – No fees for audit-related services were incurred in 2008, 2007 or 2006.

•          Tax Services – No fees for tax services or other fees were incurred in 2008, 2007 or 2006.

•	All Other Fees – No other fees were incurred in 2008, 2007 or 2006.

All of Grant Thornton’s fees for 2008, 2007 and 2006 were pre-approved by the Audit Committee by virtue of a formal engagement letter. The policy of the Audit Committee and the Board, as applicable, is to pre-approve all services by the Company’s independent accountants. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by the Company’s independent accountants to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent accountants’ independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent accountants must be pre-approved by the Audit Committee.

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VOTE REQUIRED AND BOARD RECOMMENDATION

Stockholder ratification of the appointment of our independent accountants is not required by the Company’s by-laws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal with respect to shares of Common Stock, Series G Preferred Stock and Series H Preferred Stock. If the appointment of Grant Thornton is not ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE 2009 FISCAL YEAR. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

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REPORT REGARDING AUDITED FINANCIAL STATEMENTS

The Audit Committee has reviewed and discussed with management, and our independent accountants, our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee has received and reviewed the written disclosures and the letter from our independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent accountants the matters to be discussed by SAS 61 (Codification of Statements of Auditing Standards AU § 380), and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee has determined that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, to be filed with the SEC.

THE AUDIT COMMITTEE

Lon McCain

Adam C. Pierce

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 9, 2009 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially 5% or more of the outstanding Common Stock, each director, each director nominee, certain named executive officers, and the directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus by that stockholder are deemed outstanding.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent %
Allan D. Keel(1,2,14)	Common	1,052,099	16.16
	Series G	600	*
E. Joseph Grady(2,3)	Common	368,209	6.12
Tracy Price(2, 4)	Common	229,575	3.90
Jay S. Mengle(2,5)	Common	166,075	2.85
Thomas H. Atkins(2,6)	Common	126,125	2.16

B. James Ford(7,8)	Common	—	*
Adam C. Pierce(7,8)	Common	—	*
Lee B. Backsen(2,13)	Common	5,088	*
Lon McCain(2,13)	Common	5,088	*
All current directors and officers as a group
(9 persons)(9)	Common	1,952,259	28.26
	Series G	600	*
Oaktree Capital Management, LLC(8,10,15)	Common	8,163,191	68.29
	Series G	76,700	95.29
	Series H	2,000	90.91
J. Virgil Waggoner(11,12)	Common	425,333	6.84

_______________

*	Denotes less than 1% of class beneficially owned.
(1)

Reported Common Stock includes 330,875 shares held directly, 46,224 shares underlying convertible preferred stock, and options to acquire 675,000 shares of Common Stock that vested as follows: 101,250 shares on February 28, 2006, 168,750 shares on February 28, 2007, 168,750 shares on February 28, 2008 and 236,250 shares that vested on February 28, 2009, but does not include 123,459 shares of restricted common stock to be issued to Mr. Keel pursuant to the Company’s performance based long-term incentive compensation plan (“LTIP”) for the 2008 fiscal year.

(2)	Stockholder’s current address is 717 Texas Avenue, Suite 2900, Houston, Texas 77002.
(3)

Reported Common Stock includes 143,209 shares held directly and options to acquire 225,000 shares of Common Stock that vested as follows: 33,750 shares on February 28, 2006, 56,250 shares on February 28,

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2007, 56,250 shares on February 28, 2008 and 78,750 shares on February 28, 2009, but does not include 89,799 shares of restricted common stock to be issued to Mr. Grady pursuant to the Company’s LTIP for the 2008 fiscal year.

(4)

Reported Common Stock includes 139,575 shares held directly and options to acquire 90,000 shares of Common Stock that vested as follows: 13,500 shares on April 1, 2006, 22,500 shares on April 1, 2007 and 22,500 shares on April 1, 2008 and 31,500 shares that vested on April 1, 2009, but does not include 44,312 shares of restricted common stock to be issued to Mr. Price pursuant to the Company’s LTIP for the 2008 fiscal year.

(5)

Reported Common Stock includes 121,075 shares held directly and options to acquire 45,000 shares of Common Stock that vested as follows: 6,750 shares on April 1, 2006, 11,250 shares on April 1, 2007, 11,250 shares on April 1, 2008 and 15,750 shares on April 1, 2009, but does not include 47,827 shares of restricted common stock to be issued to Mr. Mengle pursuant to the Company’s LTIP for the 2008 fiscal year.

(6)

Reported Common Stock includes 87,825 shares held directly and options to acquire 38,300 shares of Common Stock that vested as follows: 5,745 shares on April 1, 2006, 9,575 shares on April 1, 2007, and 9,575 shares on April 1, 2008 and 13,405 shares on April 1, 2009, but does not include 44,321 shares of restricted common stock to be issued to Mr. Atkins pursuant to the Company’s LTIP for the 2008 fiscal year.

(7)	Excludes shares held by Oaktree Capital Management, LLC, of which Messrs. Ford and Pierce both disclaim beneficial ownership.
(8)	Stockholder’s address is c/o Oaktree Capital Management, LLC, 333 South Grand Avenue, Los Angeles, California 90071.
(9)	Reported Common Stock includes 829,135 shares held directly, 1,073,300 shares subject to currently exercisable options, and 46,224 shares underlying convertible preferred stock.
(10)

Reported Common Stock includes 6,164,705 shares underlying Series G and Series H convertible preferred stock (including accrued dividends on the Series G Preferred Stock) and 1,998,486 shares in each case held directly by OCM GW Holdings, LLC. OCM Principal Opportunities Fund III, L.P. (“POF III”) is the managing member of OCM GW Holdings, LLC and, therefore, has investment and voting control over the securities held by OCM GW Holdings, LLC. OCM Principal Opportunities Fund III GP, LLC (“POF III GP”) is the general partner of POF III, Oaktree Fund GP I, L.P. (“GP I”) is the managing member of POF III GP, Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I, OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I, Oaktree Holdings LLC (“Holdings”) is the managing member of Holdings I, Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings, Oaktree Capital Group Holdings L.P. (“OCH”) is the holder of a majority of the voting units of OCG, and Oaktree Capital Group Holdings GP, LLC is the general partner of OCGH.

(11)	Shareholder’s address is 6605 Cypresswood Drive, Suite 250, Spring, Texas 77379.
(12)	Reported Common Stock includes 425,333 held directly.
(13)

Reported Common Stock includes 5,088 shares each held directly by Messrs. McCain and Backsen but does not include 11,204 shares to be issued to both Messrs. McCain and Backsen as additional compensation for the 2008-2009 board year pursuant to the Company’s amended and restated Board Compensation Plan.

(14)	The reported number of Common Shares held by Mr. Keel includes shares of Common Stock that Mr. Keel would receive upon conversion of his Series G Preferred shares.

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(15)	The reported number of Common Shares held by Oaktree Capital Management, LLC includes Common Stock shares the shares it would receive upon conversion of its Series G and Series H Preferred shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to 2008, or written representations from certain reporting persons, we believe that our officers, directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except that Messrs. Backsen and McCain were two days late in filing a Form 4 covering an award of restricted stock, Messrs. Keel, Grady, Price, Mengle, and Atkins were seven days late in filing a Form 4 covering the award of restricted Common Stock and Mr. Pierce was six days late in filing a Form 3 upon being elected to the Board of Directors.

STOCKHOLDERS’ PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 2010 Annual Meeting of Stockholders they must be received by us not later than January 1, 2010. Such proposals should be directed to Crimson Exploration Inc., 717 Texas, Suite 2900, Houston, Texas 77002, and Attention: Stephen W. Schoppe, Assistant Secretary. In order for a stockholder proposal that is not requested to be included in a Proxy Statement and Proxy relating to the 2010 Annual Meeting of Stockholders to be brought before our 2010 Annual Meeting of Stockholders, the proposal must be submitted on or after February 6, 2010, but no later than March 8, 2010, to the same address. If a proposal is received after February 12, 2010, proxies for our 2010 Annual Meeting of Stockholders may confer discretionary authority to vote on that matter without discussion of the same in the Proxy Statement relating to the 2010 Annual Meeting of Stockholders.

OTHER BUSINESS

The Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

MISCELLANEOUS

We are making the solicitation of Proxies on behalf of the Board, and will bear all costs incurred in the solicitation. In addition to solicitation by mail, our officers and employees may

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solicit Proxies by telephone, telegraph or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Stephen W. Schoppe, Assistant Secretary, 717 Texas Avenue, Suite 2900, Houston, Texas 77002, by registered, certified or express mail.

Our Annual Report to Stockholders, including financial statements for the year ended December 31, 2008, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

Houston, Texas

April 30, 2009

By Order of the Board of Directors

/s/ Allan D. Keel
Allan D. Keel
President and Chief Executive Officer

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VOTE BY INTERNET –www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CRIMSON EXPLORATION INC. 717 TEXAS AVENUE SUITE 2900 HOUSTON, TX 77002

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CRIMSON EXPLORATION INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CRIMSON EXPLORATION INC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRIMSON EXPLORATION INC. THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
1. ELECTION OF DIRECTORS			☐	☐	☐
Series G Nominees 1) Allan D. Keel 2) B. James Ford 3) Adam C. Pierce	Common/Series H Nominees 4) Lee B. Backsen 5) Lon McCain

Vote on Proposals						For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending 12/31/2009.						☐	☐	☐
3. In the discretion of the Proxy holder, on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

The shares represented by this Proxy will be voted as directed. Where no direction is given, the shares will be voted FOR matters 1 and 2 above. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)				Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CRIMSON EXPLORATION INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCK HOLDERS JUNE 5, 2009

The stockholder(s) hereby appoint(s) Stephen W. Schoppe, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred Stock of Crimson Exploration Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. central daylight time on June 5, 2009, at 717 Texas Avenue, Suite 2900, Houston, TX 77002, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.